Exhibit 5.2

September 19, 2012

GreenHunter Energy, Inc.

1048 Texan Trail

Grapevine, Texas 76051

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as counsel to GreenHunter Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time of: (i) common stock, $0.001 par value per share, of the Company (the “Common Stock”); (ii) preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock” and, together with the Common Stock, the “Company Stock”); (iii) debt securities, in one or more series, which may be senior or subordinated and may be convertible into or exchangeable for Common Stock or Preferred Stock, and may be guaranteed by one or more of the Company’s subsidiaries (collectively, “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”); and (v) subsidiary guarantees of the Debt Securities (the “Subsidiary Guarantees”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Subsidiary Guarantees are collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Stock, Preferred Stock, Warrants and Subsidiary Guarantees) or in an unspecified principal amount (with respect to Debt Securities and Subsidiary Guarantees). The Registration Statement to which this opinion is an exhibit provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Base Prospectus”).

In addition, I have acted as counsel to the Company in connection with the registration on behalf of certain of its security holders (the “Selling Security Holders”) of an aggregate of 13,976,536 shares of Common Stock consisting of (i) 11,029,036 issued and outstanding shares of Common Stock, (ii) 2,067,500 shares of Common Stock underlying warrants held by the Selling Security Holders (the “Selling Security Holder Warrants”), and (iii) 880,000 shares of Common Stock underlying a convertible promissory note payable to Triad Hunter, LLC, a Delaware limited liability company (the “Convertible Note”).

I have also participated in the preparation of the Base Prospectus and an “at the market” prospectus (together, the “Prospectus”) contained in the Registration Statement. The Securities will be offered (i) in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale or (ii) “at the market” in accordance with Rule 415(a)(4) under the Securities Act. Prospectus Supplements will contain such amounts, prices and terms for Securities offered other than “at the market.”

In rendering the opinions below, I have examined and relied upon: (i) the Registration Statement, including the Prospectus; (ii) the Company’s certificate of incorporation and bylaws, as amended; (iii) the form of indenture and the form of subordinated indenture filed as exhibits to the Registration Statement; and (iv) such certificates, statutes, documents, and other instruments as I considered appropriate for purposes of the opinions expressed below. I have also reviewed the questions of law that I considered appropriate.

In rendering the opinions below, I have assumed that: (i) the Registration Statement, and any amendments to it (including post-effective amendments), will have become and will remain effective when any Securities or any Common Stock registered on behalf of the Selling Security Holders (collectively, the “Registered Securities”) are issued thereunder; (ii) a Prospectus Supplement describing each class or series of Securities offered under the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities will have been established pursuant to the authorizing resolutions duly adopted by the Company’s board of directors (or its duly authorized committee), the Company’s certificate of incorporation, as amended, and applicable law; (iv) the Company will issue and deliver the Registered Securities in the manner contemplated by the Registration Statement (except that the Common Stock registered on behalf of the Selling Security Holders will be delivered by the Selling Security Holders); (v) the resolutions authorizing the Company to issue, offer, and sell the Securities will have been duly adopted by the Company’s board of directors and will be in full force and effect at all times at which the Registered Securities are offered or sold by the Company; and (vi) all Registered Securities were or will be issued in compliance with federal and state securities laws.

With respect to any new series of Preferred Stock, I have assumed further that the Company will issue and deliver the shares of Preferred Stock only after filing with the Secretary of State of Delaware a certificate of designations establishing the designations, preferences, and rights of the class or series of Preferred Stock.

With respect to any Debt Securities, I have assumed further that: (i) the supplemental indentures relating to the Debt Securities will be duly authorized, executed, and delivered by the applicable parties; (ii) Form T-1 has been properly filed with respect to the indenture trustee; and (iii) each person signing the supplemental indentures will have legal capacity and authority to do so.

With respect to any Warrants, I have assumed further that: (i) the warrant agreement, which the Company will have approved (the “Warrant Agreement”), to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been duly authorized, executed, and delivered by the Company and the Warrant Agent; and (ii) the Warrants will be duly authorized, executed, and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, I am of the opinion that:

1.            With respect to the Company Stock (other than the Company Stock to be offered by the Selling Security Holders), when: (i) the Company has taken all necessary action to create and approve the issuance of the Company Stock, the terms of the offering, and related matters, and (ii) the Company Stock has been issued and delivered pursuant to the terms of the applicable definitive purchase, underwriting, or similar agreement approved by the Company, then, upon payment of the relevant consideration, the Company Stock will be duly authorized, validly issued, fully paid, and nonassessable.

2.            With respect to the Debt Securities, when: (i) the applicable indenture and supplemental indenture, if any, relating either to senior Debt Securities or subordinated Debt Securities have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities; (iii) the terms of such Debt Securities, their issuance, and their sale have been duly established in conformity with the applicable indenture and supplemental indenture, if any, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable indenture and supplemental indenture, if any, and issued and sold as contemplated in the Registration Statement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting, or similar agreement approved by the Company, then the Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

3.            The Warrants included in the Securities will, when: (i) the Company has taken all necessary action to approve the creation and issuance and terms of the Warrants, the terms of the offering, and related matters; (ii) a warrant agreement and any other agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate warrant agreement, any other agreements relating to the Warrants, and the applicable definitive purchase, underwriting, or similar agreement approved by the Company; then, upon payment of the relevant consideration, be valid and binding obligations of the Company.

4.            The Subsidiary Guarantees will, upon (i) the authorization, execution and delivery by the Company, if applicable, and the subsidiary co-registrants of any agreement under which such Subsidiary Guarantees are to be issued, and (ii) the establishment of the terms of such Subsidiary Guarantees, and the execution and delivery of such Subsidiary Guarantees, in conformity with any applicable agreement under which such Subsidiary Guarantees are to be issued and applicable law, be valid and binding obligations of the respective subsidiary co-registrants.

5.            The 11,029,036 issued and outstanding shares of Common Stock to be sold by the Selling Security Holders are duly authorized, validly issued, fully paid, and nonassessable.

6.            The 2,067,500 shares of Common Stock underlying the Selling Security Holder Warrants and the 880,000 shares of Common Stock underlying the Convertible Note to be sold by the Selling Security Holders are duly authorized and, when issued in accordance with the terms of the Selling Security Holder Warrants and the Convertible Note and for the consideration respectively provided therein, will be validly issued, fully paid, and nonassessable.

I express no opinions concerning: (i) the validity or enforceability of any provisions contained in the senior indenture, subordinated indenture, or any supplemental indenture that purport to waive or not give effect to rights to notices, defenses, subrogation, or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions, to the extent they purport to relate to liabilities resulting from or based upon negligence, or any violation of federal or state securities laws, or blue sky laws.

The foregoing opinions are limited to the laws of the State of Texas, the General Corporation Law and the Limited Liability Company Act of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the Wyoming

Limited Liability Company Act, the laws of the State of New York (with respect to the opinions relating to the Debt Securities and the Subsidiary Guarantees only) and the federal laws of the United States of America. To the extent that the foregoing opinions are governed by the laws of the State of Delaware, I have based such opinions exclusively upon a reading of applicable provisions of the Delaware Constitution, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, and reported judicial interpretations of such laws, without taking into account any legislative or administrative interpretations thereof. To the extent that the foregoing opinions are governed by the laws of the State of Wyoming, I have based such opinions exclusively upon a reading of applicable provisions of the Wyoming Constitution, the Wyoming Limited Liability Company Act, and reported judicial interpretations of such laws, without taking into account any legislative or administrative interpretations thereof. I am expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

I hereby consent to the references to me under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.2 to the Registration Statement. By giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Morgan F. Johnston

Morgan F. Johnston